UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2026

XCF GLOBAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-42687	33-4582264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3040 Post Oak Blvd.

Floor 18 Suite 164

Houston, Texas

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (346) 630-4724

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	SAFX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described below, the stockholders of XCF Global, Inc. (the “Company”) approved Proposal 1 (as defined herein) at the Company’s special meeting of stockholders (the “Special Meeting”) held on October 5, 2026.

On October 5, 2026, the Company filed a certificate of amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware to increase the number of shares of the Company’s Class A Common Stock that the Company is authorized to issue from 500,000,000 to 1,700,000,000 (the “Amendment”). The Amendment became effective upon filing with the Secretary of State of Delaware.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text thereof, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On October 5, 2026, the Company held the Special Meeting in a virtual format via live webcast. At the Special Meeting, a total of 292,412,906 shares of Common Stock, or approximately 70.4% of the 415,296,896 shares of Common Stock, issued and outstanding, as of the close of business on September 25, 2026, the record date for the Special Meeting, were represented virtually or by proxy, which was sufficient to constitute a quorum for the purpose of transacting business at such meeting.

At the Special Meeting, the Company’s stockholders considered five proposals, each of which is described in more detail in the Company’s definitive joint proxy statement/prospectus filed with the SEC on July 31, 2026, as supplemented from time to time (the “Proxy Statement/Prospectus”).

Set forth below is a brief description of each matter voted upon at the Special Meeting and the voting results with respect to each matter.

Proposal No. 1: To increase the number of shares of the Company’s Class A Common Stock that the Company is authorized to issue from 500,000,000 to 1,700,000,000 (“Proposal 1”).

For	Against	Abstentions	Broker Non-Votes
286,810,803	5,542,237	59,866	-

Proposal No. 2: To approve, in accordance with Nasdaq Listing Rules 5635(a), (b) and (d), the potential issuance of 19.99% or more of the Company’s issued and outstanding shares of Common Stock, constituting the stock consideration to be issued pursuant to that certain Business Combination Agreement, dated as of April 13, 2026, by and among the Company, DevvStream and Southern Energy (“Proposal 2”).

For	Against	Abstentions	Broker Non-Votes
287,161,873	5,208,824	42,209	-

Proposal No. 3: To elect Christopher Cooper, Chad J. Langley, John Wharton, Wray Thorn, Sanford Cockrell, Si-Yeon Kim and Carl Stanton to serve on the Company’s post-closing board of directors until their respective successors are duly elected and qualified or until such directors’ earlier death, resignation or removal (“Proposal 3”).

Christopher Cooper:

For	Withhold	Broker Non-Votes
292,297,592	115,314	-

Chad J. Langley:

For	Withhold	Broker Non-Votes
292,265,000	147,906	-

John Wharton:

For	Withhold	Broker Non-Votes
292,270,450	142,456	-

Wray Thorn:

For	Withhold	Broker Non-Votes
291,631,055	781,851	-

Sanford Cockrell:

For	Withhold	Broker Non-Votes
292,217,276	195,630	-

Si-Yeon Kim:

For	Withhold	Broker Non-Votes
292,196,644	216,262	-

Carl Stanton:

For	Withhold	Broker Non-Votes
292,129,715	283,191	-

Proposal No. 4: To increase the number of the Company’s shares of Common Stock reserved for issuance under the 2025 Equity Incentive Plan from 14,557,181 to 80,000,000 (“Proposal 4”).

For	Against	Abstentions	Broker Non-Votes
280,192,521	11,909,931	310,454	-

Proposal No. 5: To approve any adjournment of the Special Meeting from time to time, if necessary or appropriate, to solicit additional votes in the event that there are insufficient shares present virtually or represented by proxy voting in favor of the foregoing proposals.

For	Against	Abstentions	Broker Non-Votes
287,215,108	4,897,570	300,228	-

An adjournment of the Special Meeting was not necessary because there were sufficient votes in favor of Proposals 1, 2, 3 and 4.

No other matters were submitted to or voted on by the Company’s stockholders at the Special Meeting.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as amended, of XCF Global, Inc., filed with the Secretary of State of the State of Delaware on October 5, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCF GLOBAL, INC.

	By:	/s/ Christopher Cooper
	Name:	Christopher Cooper
	Title:	Chief Executive Officer

Date: October 6, 2026

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